Consent of Independent Accountants



February 4, 1999

We consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information in this Post-Effective Amendment No. 46 to the Registration Statement of The Victory Portfolios on Form N-1A (File No. 33-8982).



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Columbus, Ohio